Exhibit 99.2
Amercian Medical Systems Holdings, Inc.
Historical Laserscope Revenue Information
(In thousands, except Units and ASP-average selling price)
(Unaudited)

		2005					2006
		Quarter 1	Quarter 2	Quarter 3	Quarter 4	2005	Quarter 1	Quarter 2	Quarter 3	Quarter 4	2006
Product Line
PV Consoles	Units	92	79	77	83	331	92	52	31	43	218
	Revenue	$6,933	$6,201	$5,595	$6,522	$25,251	$5,792	$3,579	$2,206	$1,937	$13,514
	ASP	$75,359	$78,494	$72,662	$78,578	$76,287	$62,957	$68,827	$71,161	$45,047	$61,991

HPS Consoles	Units	—	—	—	—	—	—	20	37	96	153
	Revenue	—	—	—	—	—	—	$2,148	$3,215	$9,302	$14,665
	ASP	—	—	—	—	—	—	$107,400	$86,892	$96,896	$95,850

StoneLight Consoles	Units	16	18	17	15	66	14	9	7	11	41
	Revenue	$414	$634	$595	$573	$2,216	$498	$349	$322	$333	$1,502
	ASP	$25,875	$35,222	$35,000	$38,200	$33,576	$35,571	$38,778	$46,000	$30,273	$36,634

Total Consoles	Units	108	97	94	98	397	106	81	75	150	412
	Revenue	$7,347	$6,835	$6,190	$7,095	$27,467	$6,290	$6,076	$5,743	$11,572	$29,681
	ASP	$68,028	$70,464	$65,851	$72,398	$69,186	$59,340	$75,012	$76,573	$77,147	$72,041

PV/HPS/Stonelight Fibers	Units	16,255	19,091	17,639	20,365	73,350	21,006	21,197	20,535	22,743	85,481
	Revenue	$11,385	$13,849	$12,429	$14,268	$51,931	$13,522	$13,492	$13,686	$14,751	$55,451
	ASP	$700	$725	$705	$701	$708	$644	$637	$666	$649	$649

Console and Fiber Revenue Subtotal		$18,732	$20,684	$18,619	$21,363	$79,398	$19,812	$19,568	$19,429	$26,323	$85,132

Other Revenue		2,078	2,734	2,533	2,782	10,127	2,852	3,310	3,276	2,790	12,228

Total Urology Revenue		$20,810	$23,418	$21,152	$24,145	$89,525	$22,664	$22,878	$22,705	$29,113	$97,360

Geography
Total US		$15,140	$16,784	$15,162	$15,976	$63,062	$16,256	$15,154	$16,415	$19,774	$67,599

Total International		5,670	6,634	5,990	8,169	26,463	6,408	7,724	6,290	9,339	29,761

Total Urology Revenue		$20,810	$23,418	$21,152	$24,145	$89,525	$22,664	$22,878	$22,705	$29,113	$97,360